Exhibit 99.3

Part III of Annual Report on Form 10–K

Item 10. Directors and Executive Officers of the Registrant

     The following information was furnished to the Company by each director currently serving, and sets forth the name, age, principal occupation or employment of each such person and the period during which he has served as a director of the Company. Except as otherwise noted below, each director has held his principal occupation or employment for at least five years. The business address of each nominee and director listed below is c/o Brantley Capital Corporation, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122.

Class I Directors — Term Expiring in 2008

     Messrs. Bales and Goldstein are considered independent directors for purposes of the Investment Company Act of 1940. Mr. Pinkas is an interested person within the meaning of the Investment Company Act of 1940 because he is an executive officer of the Company and an executive officer and manager of the Company’s investment adviser, Brantley Capital Management, L.L.C.

     L. Patrick Bales, 60, a director of the Company, is a partner with the firm of Bales Partners, Inc., an executive search consulting firm that services smaller growth companies as well as major corporations in both the private and public sector. The firm conducts executive search assignments both domestically and internationally and has affiliate offices in London and Tokyo. Previously, Mr. Bales was employed with Paul R. Ray & Company from 1981 to 1983 in their Chicago office and was on the professional staff of two other search firms in the Chicago area from 1975 to 1981. He spent five years with Weber Marking Systems prior to embarking upon his career in executive search. Mr. Bales has been a director of the Company since its formation in 1996. Mr. Bales is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

     Phillip Goldstein, 58, is a self-employed investment adviser and is the President of Kimball and Winthrop, Inc., an investment advisory firm. Since 1992, Mr. Goldstein has managed investments for a limited number of clients and has served as the portfolio manager and President of the general partner of Opportunity Partners, a private investment partnership. He was elected a director of The Mexico Equity and Income Fund in February 2000, The Italy Fund in May 2000, and Dresdner RCM Global Strategic Income Fund in November 2000. He was also a director of Clemente Strategic Value Fund from 1998 to 2000. Mr. Goldstein was elected to the board of directors to fill a newly-created seat in 2001. Mr. Goldstein is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

     Robert P. Pinkas, 50, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company; and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser. Mr. Pinkas was the founding partner of Brantley Venture Partners, L.P., a venture capital fund started in 1987, and led the formation of three related venture capital funds Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. A family limited partnership of which Mr. Pinkas is the sole general partner serves as a general partner of the sole general partner of each of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Each of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. has made venture capital investments similar to the investments the Company makes in private companies. From 1981 to 1987, Mr. Pinkas was active in venture capital management and financing as a founding director and investor in seven early-stage companies. He serves on the board of directors of several portfolio companies in which one or more of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. have invested, including Gliatech, Inc., Pediatric Services of America, Inc., Medirisk, Inc., Quad Systems Corporation and Waterlink, Inc. Mr. Pinkas has been Chairman of the Board, Chief Executive Office, Treasurer and a director of the Company since its formation in 1996. Mr. Pinkas is a director of four funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

Class II Director — Term Expiring in 2009

     Mr. Cascio is an interested person within the meaning of the Investment Company Act of 1940 because he is an executive officer of the Company and an executive officer and manager of the Company’s investment adviser, Brantley Capital Management, L.L.C.

     Paul H. Cascio, 41, a director of the Company, serves as Vice President and Secretary of the Company and as Vice President and Secretary of Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser. Mr. Cascio also serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Prior to joining Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. in May, 1996, Mr. Cascio was a Managing Director and head of the General Industrial Manufacturing and Services Group in the Corporate Finance Department at Dean Witter Reynolds Inc. Before joining Dean Witter in 1986, Mr. Cascio was employed in the Corporate Finance Department at E.F. Hutton & Company Inc. Mr. Cascio has been Vice President, Secretary, and a director of the Company since 1998. Mr. Cascio is a director of three funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

Class III Directors — Term Expiring in 2005

     There are currently no Class III directors.

Class IV Directors — Term Expiring in 2006

     Prior to September 17, 2004, Mr. Saltz was considered an independent director for purposes of the Investment Company Act of 1940.

     Peter Saltz, 62, a director of the Company, is a private investor and was previously a consultant to KraftMaid Cabinetry, Inc., the second largest cabinet manufacturer in the United States. Mr. Saltz served as KraftMaid’s Vice Chairman of Finance from 1997 to 1999 and as its Senior Executive Vice President and Chief Financial Officer from 1980 to 1997, and has over 29 years of experience as a certified public accountant in the United States and South Africa. Mr. Saltz holds a limited partnership interest in Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Mr. Saltz has been a director of the Company since 1998. Mr. Saltz is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser. On September 17, 2004, Mr. Saltz made a loan to Brantley Capital Management, LLC, our investment adviser. As a result, Mr. Saltz is an “interested person” as such term is defined in the Investment Company Act.

Class V Directors — Term Expiring in 2007

     Mr. Hellerman is considered an independent director for purposes of the Investment Company Act of 1940. Mr. Oliver is an interested person within the meaning of the Investment Company Act of 1940 because his law firm serves as the Company’s legal counsel.

     Gerald Hellerman, 67, Mr. Hellerman has been the Principal of Hellerman Associates, a financial and corporate consulting firm, since the firm’s inception in 1993. He is currently a Director of The Mexico Equity and Income Fund, Inc., a Director and President of Innovative Clinical Solutions, Ltd., a company formerly engaged in clinical trials and physician network management which is currently in liquidation, a Director of Frank’s Nursery & Crafts Inc., a company which operated the nation’s largest chain of lawn and garden retail stores, which filed for bankruptcy protection under Chapter 11 and after of liquidating its assets under Bankruptcy Court supervision, is currently attempting to emerge from bankruptcy as a real estate company operating the properties it owns, and a Director of MVC Capital, Inc. Mr. Hellerman is presently serving as Manager-Investment Advisor for a U.S. Department of Justice Settlement Trust. Mr. Hellerman has served as a Trustee or Director of Third Avenue Value Trust, a Trustee of Third Avenue Variable Series Trust, and a Director of Clemente Global Growth Fund, Inc. Mr. Hellerman is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

     James P. Oliver, 60, a director of the Company, is a partner with the law firm of Squire, Sanders & Dempsey L.L.P. and is a past member of the firm’s Management Committee. Mr. Oliver’s practice focuses on general corporate and board matters with substantial experience in high net worth individuals and their succession wealth issues. Mr. Oliver is a graduate of Bowling Green State University and the University of Cincinnati College of Law. Mr. Oliver has been a director of the Company since he was appointed by the board of directors in 1998 to fill a vacancy on the board. The law firm of Squire, Sanders & Dempsey L.L.P. has represented the Company as counsel since shortly after its formation in 1996. Mr. Oliver is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

Information about Non-Director Executive Officers

     The following information was furnished to the Company by the non-director executive officers and sets forth the name, age, principal occupation or employment of each such person and the period during which he has served as an executive officer of the Company.

     Michael J. Finn, 52, is President of the Company and is President and a manager of Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser. Mr. Finn also serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. From 1987 to 1995, Mr. Finn served as portfolio manager and Vice President of the Venture Capital Group of Sears Investment Management Company in Chicago. In this capacity, Mr. Finn managed the development of a $150 million portfolio of private equity investments, including the investment of over $24 million directly in 25 operating companies. From 1983 to 1987, he led the development of a $250 million venture capital program for the State of Michigan Department of Treasury as its deputy director. In 1982, Mr. Finn founded and served as President of the Michigan Certified Development Corporation, a small business development corporation which financed over $50 million of investments in six companies in Michigan during the period 1982 to 1984. In 1976, he launched the Forward Development Corporation, an entity sponsored by the U.S. Small Business Administration for small business financing. He serves on the board of directors of several portfolio companies in which one or more of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. have invested, including Medirisk, Inc. and Pediatric Services of America, Inc. Mr. Finn has been the President of the Company since its formation in 1996 and was a director of the Company from its formation in 1996 until 2002. Mr. Finn is a director of three funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

     Tab A. Keplinger, 44, has served as Vice President and Chief Financial Officer of the Company since its inception. Prior to joining the Company in February 1997, Mr. Keplinger was Vice President and Chief Financial Officer of Victoria Financial Corporation. Before joining Victoria Financial Corporation in 1990, Mr. Keplinger was a senior audit manager in the manufacturing and service sectors for KPMG Peat Marwick.

     Shawn M. Wynne, 42, joined the Company in 2001 as a Vice President and is primarily responsible for the origination, evaluation, structuring and management of its mezzanine investment activities. Prior to joining the Company, Mr. Wynne was a Director at Stonehenge Partners Inc., the successor firm to Banc One Capital Markets, Banc One Corporation’s investment banking and principal investment entity, which managed $500 million in assets. He was responsible for origination, execution and management of mezzanine and preferred stock investments for Banc One Capital Markets, Inc. Prior to joining Banc One Capital Markets, Mr. Wynne held senior business development and group management positions with Banc One and the Bank of Nova Scotia. He is a member of the board of directors of various private companies.

Code of Ethics

     We have adopted a Code of Business Conduct for all of our directors and employees, including our Chief Executive Officer and Chief Financial Officer. We have posted a copy of our Code of Business Conduct on our website at www.brantleycapital.com. We will provide you a copy of our Code of Business Conduct without charge upon request. To obtain a copy of our Code of Business Conduct, please send your written request to Brantley Capital Corporation, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122, Attn: Corporation Secretary.

     Any waivers of the Code of Business Conduct must be approved, in advance, by our full Board of Directors. Any amendments to, or waivers from the Code of Business Conduct that apply to our executive officers and directors will be posted on our website located at www.brantleycapital.com.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company and persons who beneficially own more than 10% of the Company’s common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and 10% stockholders are also required by the rules promulgated by the SEC to furnish to the Company copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that each of its officers and directors complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2003.

Item 11. Executive Compensation

Organization and Compensation of the Board of Directors

     The board of directors has established an audit committee, a compensation committee, an executive committee and a nominating committee. During 2004, the board of directors held six regularly scheduled and special meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the respective committees on which they served. The Company requires each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of stockholders. Four of the directors were present at the Company’s last annual meeting held on January 7, 2005.

Audit Committee

     The audit committee has oversight responsibilities with respect to the Company’s financial audit and reporting process, system of internal controls, and process for monitoring compliance with law and with the Company’s Code of Conduct. The audit committee is also responsible for maintaining open communication between and among the audit committee, management and the independent public accountants. Notwithstanding the above, the audit committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and the outside auditors.

     The audit committee, which is currently composed of Messrs. Goldstein, Hellerman, and Saltz, held five meetings during 2004. Each member of the audit committee is considered independent under the rules promulgated by the Nasdaq Stock Market. The Company’s board of directors has determined that Peter Saltz is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934. Gerald Hellerman and Phillip Goldstein meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act, and, in addition, neither is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act.

     The audit committee performs its oversight functions and responsibilities pursuant to a written charter adopted by the board of directors. A copy of the audit committee charter can be accessed via the Company’s website at http://www.brantleycapital.com.

Compensation Committee

     The function of the compensation committee is to assist the board of directors in evaluating and recommending compensation of the senior executives of the Company and to administer the Company’s stock option plan in accordance with the terms thereof, including the designation of which officers and employees of the Company shall receive stock options, and the number of shares which should be subject to each option so granted. The compensation committee, which is currently composed of Messrs. Bales and Saltz, held no meetings in during 2004.

Executive Committee

     The function of the executive committee is to assist the board in carrying out its responsibilities. The executive committee has and may exercise those rights, powers and authority as may be exercised by the full board, except where action by the full board is required by statute, an order of the Securities and Exchange Commission or the Company’s charter or bylaws. The executive committee is composed of Messrs. Pinkas, Oliver and Cascio. The executive committee did not meet during 2004.

Nominating Committee

     The function of the nominating committee is to recommend candidates for the board of directors. The board of directors currently acts as the nominating committee. The nominating committee held one meeting in conjunction with a meeting of the board of directors during 2004. The full board of directors currently acts as the nominating committee and is composed of four independent directors and three directors who could be considered “interested persons” under the 1940 Act. The board of directors has not adopted a charter for the nominating committee. The board of directors believes that, because decisions regarding nominations are made by the entire board, including the independent directors, a separate nominating committee charter is not necessary. In identifying and evaluating nominees, including shareholder nominees, the board will consider:

•	the appropriate size and composition of the Company’s board of directors;

•	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations and listing standards.

     The nominating committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The nominating committee also believes it appropriate for certain key members of the Company’s management to participate as members of the board.

     The nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating committee or the board decides not to re-nominate a member for re-election, the nominating committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating committee and board of directors are polled for suggestions as to individuals meeting the criteria of the nominating committee. Research may also be performed to identify qualified individuals. To date, the nominating committee has not engaged third parties to assist in the identification or evaluation of potential nominees although the nominating committee reserves the right in the future to retain a third party search firm, if necessary.

     The nominating committee will consider nominees recommended by stockholders; stockholders may send resumes of recommended persons to the attention of Paul H. Cascio, Vice President and Secretary, Brantley Capital Corporation, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122.

Communications Between Shareholders and Board of Directors

     Stockholders with questions about the Company are encouraged to contact Brantley Capital Corporation’s Investor Relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to Brantley Capital Corporation Board of Directors, c/o Mr. Paul Cascio, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122. All stockholder communications received in this manner will be delivered to one or more members of the Board of Directors.

Compensation of Executive Officers and Directors

     The following table sets forth the compensation of the Company’s directors, none of whom is an employee of the Company. Except as set forth in such table, no other compensation was paid to any director (including those who also serve as executive officers) by the Company or any other entity in the Company’s fund complex during 2004. No information has been provided with respect to executive officers of the Company (other than those who also serve as directors), since none of them receives aggregate compensation from the Company and the Company’s fund complex in excess of $60,000.

Compensation Table

			Pension or	Total Compensation
	Aggregate	Securities	Retirement Benefits	from Fund and
	Compensation from	Underlying	Accrued as Part of	Fund Complex
Name of Director	the Company(1)	Options/SARs(2)	Company Expenses	Paid to Directors(3)
Interested Directors
Paul H. Cascio	0	0	0	0
James P. Oliver	0	0	0	0
Robert P. Pinkas	0	0	0	0
Peter Saltz	12,000	0	0	12,000

Independent Directors
L. Patrick Bales	$12,000	0	0	$12,000
Phillip Goldstein	12,000	0	0	12,000
Gerald Hellerman	12,000	0	0	12,000

(1)	Compensation consists of amounts received for service as a director. See “Organization and Compensation of the Board of Directors” above.

(2)	See “Stock Option Plan” for more information relating to the terms of the options granted.

(3)	Consists only of directors’ fees paid by the Company during 2004. Such fees are also included in the column entitled “Aggregate Compensation from the Company.”

Compensation of Directors

     Each director who is not an officer of the Company receives a monthly fee of $500 and an attendance fee of $1,000 for each board and committee meeting attended.

Stock Option Awards

     No options were granted during 2004.

     The following table sets forth the details of option exercises by each named individual during 2004 and the values of those unexercised options at December 31, 2004.

Option Exercises and Year-End Option Values

			Number of
	Shares		Securities Underlying		Value of Unexercised
	Acquired		Unexercised Options		In-the-Money Options(2)
	Upon	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Interested Directors
Paul H. Cascio	0	0	100,000	0	41,000	0
James P. Oliver	0	0	6,000	0	0	0
Robert P. Pinkas	0	0	450,000	0	369,000	0
Peter Saltz	0	0	6,000	0	0	0

Independent Directors
L. Patrick Bales	0	0	10,000	0	0	0
Phillip Goldstein	0	0	2,000	0	0	0
Gerald Hellerman	0	0	0	0	0	0

(1)	Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.

(2)	Value of unexercised options is calculated based on the closing price of $11.64 per share on December 31, 2004, net of the option exercise price, but before any tax liabilities or transaction costs. “In-the-Money Options” are options with an exercise price that is less than the market price as of December 31, 2004.

Stock Option Plan

     The Company’s 1996 Stock Option Plan (the “Stock Option Plan”) permits the granting of nonqualified stock options to officers and employees of the Company. All officers of the Company are eligible to be selected to participate in the Stock Option Plan. At present, the Company has no employees. The Stock Option Plan is administered by the compensation committee of the board of directors, which selects the persons who are eligible to participate and determines the number of options to be granted.

     The number of shares of common stock available for grant under the Stock Option Plan is 1,175,000, subject to certain adjustments. Options granted under the Stock Option Plan are exercisable at a price not less than the greater of (i) the current market value (as defined in the Stock Option Plan) on the date of option grant and (ii) the current net asset value of the shares of common stock. Options become exercisable to the extent of one-third of the subject shares after one year from the grant date, two-thirds of the subject shares after two years from the grant date and all subject shares after three years from the grant date.

     The Company’s Disinterested Director Option Plan (the “Director Option Plan”) permits the granting of non-qualified stock options to the directors of the Company who are not employees or officers. All such directors of the Company are eligible to be selected to participate in the Director Option Plan, which is administered by the compensation committee of the board of directors. In order for options to be issued to the non-employee directors, the Company obtained exemptive relief from the SEC. Under the terms of the exemptive order and the Director Option Plan Agreement, each qualified director will be granted an option to purchase 2,000 shares upon their initial appointment to the board of directors. Throughout the term of the plan and immediately following each annual meeting of stockholders of the Company, each qualified director then serving on the Company’s board of directors will be granted options to purchase 2,000 additional shares, subject to adjustment. Such option grants were made retroactively by the Company to its formation. As a result, the three original qualifying directors who served on the Company’s board of directors since the Company’s formation received options to purchase 6,000 shares each.

Item 12. Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of March 30, 2005, the number of shares of the Company’s common stock beneficially owned by each of its current directors and executive officers and all directors and executive officers as a group, according to information furnished to the Company by such persons, except as noted below. Unless otherwise indicated, the Company believes that each director and executive officer set forth in the table has sole voting and investment power with respect to such shares of common stock. The address for each of the directors and executive officers is c/o Brantley Capital Corporation, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122.

	Amount and
	Nature of
	Beneficial		Percent
Name	Ownership		of Class(1)
Interested Directors
Paul H. Cascio(3)	112,111	(4)	2.94%
James P. Oliver	6,900	(5)	*
Robert P. Pinkas(3)	512,800	(6)	13.46%
Peter Saltz	17,000	(5)	*

Independent Directors
L. Patrick Bales	10,800	(8)	*
Phillip Goldstein	262,300	(7)	6.89%
Gerald Hellerman	0		*

Non-Director Executive Officers

	Amount and
	Nature of
	Beneficial		Percent
Name	Ownership		of Class(1)
Michael J. Finn(3)	258,347	(2)	6.78%
Tab A. Keplinger	77,250	(9)	2.03%
Shawn A. Wynne
All Directors and Executive Officers as a Group (10 persons)	1,257,508		33.02%

*	Shares owned are less than one percent of class.

(1)	Based on 3,810,535 shares of common stock outstanding as of March 30, 2005.

(2)	Includes 150,000 shares subject to stock option grants.

(3)	Owner of an interest in Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser.

(4)	Includes 100,000 shares subject to stock option grants.

(5)	Includes 6,000 shares subject to stock option grants.

(6)	Includes 450,000 shares subject to stock option grants.

(7)	Information regarding share ownership was obtained from the Schedule 13D that Phillip Goldstein and Andrew Dakos filed jointly as a group on May 22, 2001, as amended. Mr. Goldstein reported beneficial ownership of 253,400 shares of the Company’s common stock, and Mr. Dakos reported beneficial ownership of 6,900 shares of the Company’s common stock. Because they filed the Schedule 13D as a group, the Company has aggregated their share ownership for purposes of this table. Mr. Goldstein reported sole voting power as to 156,500 shares of common stock, shared voting power as to 7,000 shares, and sole investment power as to 253,400 shares. Mr. Dakos reported sole voting and investment power as to 4,000 shares of common stock and shared voting and investment power as to 2,900 shares. Includes 2,000 shares subject to stock option grants.

(8)	Includes 10,000 shares subject to stock option grants.

(9)	Includes 75,000 shares subject to stock option grants.

     The following table sets forth information about persons known by the Company to be a beneficial owner of more than 5% of the outstanding shares of its common stock other than as noted above:

	Amount and
	Nature of
	Beneficial		Percent
Name	Ownership		of Class
Fifth Third Bancorp	364,800	(1)	9.6%
Fifth Third Center
Cincinnati, Ohio 45263
Deutsche Bank AG	262,509	(2)	6.89%
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany

(1)	Information regarding share ownership was obtained from the Schedule 13G filed jointly by Fifth Third Bancorp and Fifth Third Bank on February 14, 2003. Fifth Third Bancorp and Fifth Third Bank reported sole voting as to 182,400 shares of common stock and sole investment power as to

182,400 shares of common stock, respectively. The address of Fifth Third Bank is the same as Fifth Third Bancorp.

(2)	Information regarding share ownership was obtained from the Schedule 13G filed by Deutsche Bank AG in February 2004.

Dollar Range of Securities Beneficially Owned By Directors

     Set forth below is the dollar range of equity securities beneficially owned by each director as of December 6, 2004:

Dollar Range of
Equity Securities
Beneficially
Name of Director	Owned(1),(2),(3)
Interested Directors
Paul H. Cascio	Over $100,000
James P. Oliver	$50,000 - $100,000
Robert P. Pinkas	Over $100,000
Peter Saltz	Over $100,000

Independent Directors
L. Patrick Bales	Over $100,000
Phillip Goldstein	Over $100,000
Gerald Hellerman	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(2)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-100,000, or over $100,000.

(3)	The dollar range of the Company’s equity securities owned by each director is based on the closing price of $11.45 per share on December 6, 2004 on the Nasdaq National Market.

Item 13. Certain Relationships and Related Transactions

     The Investment Adviser, pursuant to the terms of the Investment Advisory Agreement, is responsible, on a day-to-day basis, for the selection and supervision of portfolio investments. Transactions between the Company and the Investment Adviser, including operational responsibilities, duties and compensation, are governed by the Investment Advisory Agreement. The Company currently pays to the Investment Adviser an annual management fee of 2.85% of the Company’s net assets, determined at the end of each calendar quarter and payable in arrears. For the year ended December 31, 2003, the Investment Adviser was owed an investment advisory fee in the aggregate amount of $501,749. Robert P. Pinkas, Chairman of the Board, Chief Executive Officer, Treasurer and a director, Michael J. Finn, President, Paul H. Cascio, Vice President and a director, and Tab A. Keplinger, Chief Financial Officer of the Company, are officers and managers of the Investment Adviser, and together own a majority of the Investment Adviser. As stated above in Item 1 (Business — Potential Co-Investments and Follow-On Investments) and in Item 8 (Note 5 of the notes accompanying the financial statements in “Financial Statements and Supplementary Data”), the Company co-invests in portfolio companies from time to time with affiliates of the Company and the

Investment Adviser, including certain venture capital investment partnerships. Certain officers and directors of the Company and officers of the Investment Adviser also serve as general partners of the investment partnerships’ general partner. The Company’s co-investments with such affiliates are subject to the terms and conditions of the exemptive order granted by the Commission, which relieves the Company from certain provisions of the Act and permits certain joint transactions with the investment partnerships.

     The Company is an investor in Disposable Products Company, LLC (“DPC”), as discussed in the Company’s Management, Discussion and Analysis of Financial Condition and Results of Operations in Item 7 of this Annual Report on Form 10-K. Grand River Industries, Ltd. (“Grand River”) owns 85% of DPC. Grand River is a limited liability company that is 100% owned by Objective Industrial Investments Partners, L.P. (“Objective”). Robert P. Pinkas, Chairman and Chief Executive Officer of the Company, is a managing member in Objective. Mr. Pinkas, as a result of this investment commitment in Objective, owns 20% of Grand River.

     James P. Oliver has been a director of the Company since 1998 and is a partner with the law firm of Squire Sanders & Dempsey L.L.P., which has represented the Company as counsel since shortly after its formation in 1996.

     On March 19, 2003, the Company entered into a Memorandum of Understanding with Phillip Goldstein, a director of the Company, pursuant to which Mr. Goldstein agreed to dismiss the lawsuit he filed against the Company and certain of its directors in September 2002, subject to compliance with the Investment Company Act of 1940. The Court approved the proposed settlement on February 26, 2004. See Item 3 (Legal Proceedings) above.

   Transactions Between Affiliates of Mr. Pinkas and Flight Options

     Mr. Pinkas has been an equity owner in various entities (Options Financing LLC, Paramount Aviation Ltd. and Paramount Aviation II, LLC, to which we refer as the “Aircraft Companies”) that have leased aircraft to Flight Options and its predecessors since the mid-1990s. Prior to 1998, the leases of the aircraft owned by the Aircraft Companies were structured such that Flight Options’ payment obligation was to satisfy the interest payments due to the lenders who provided the Aircraft Companies with the acquisition financing for the aircraft, which acquisition financing was secured by assets of Mr. Pinkas. The Aircraft Companies were also entitled to a specified number of hours of flight time on the leased aircraft at standard rates. Beginning in 1998, the leases were restructured so that Flight Options’ lease payment obligation equaled its ratable portion of the amount of such interest, based on the number of hours of flight time used by the relevant Aircraft Company and Flight Options, respectively. At all relevant times, the terms of the lease payments were more favorable to Flight Options than terms available to it from third-party aircraft lessors.

     In 2002, in connection with the combination of Flight Options and Raytheon and the issuance by Flight Options Inc. of its Series D Preferred Stock, Flight Options and the Aircraft Companies restructured the terms of the aircraft leases. In consideration of the forgiveness of past costs for the aircraft, the Aircraft Companies received, in the aggregate, 1,935,122 shares of Series D-2 Preferred Stock, representing approximately 2% of the fully-diluted equity of the Flight Options LLC. In 2003, Flight Options LLC was reorganized, and, in connection with such reorganization, restructured certain of its lending arrangements. As part of the loan restructuring, Options Financing agreed to the retirement all of its 995,272 shares of Series D-2 Preferred Stock subject to Flight Options’ retirement of the financing on the aircraft leased from Options Financing, Paramount Aviation agreed to the retirement of one-half of its 563,910 shares of Series D-2 Preferred Stock, and Paramount Aviation II agreed to the retirement of one-half of its 375,940 shares of Series D-2 Preferred Stock, and Flight Options agreed to modify the terms of the aircraft leases to provide for the payment by Flight Options of a portion of the amount by which the principal amount of the Aircraft Companies’ aircraft acquisition financing exceeds the market value of the underlying aircraft. Further, certain of the leased aircraft remain subject to put rights, pursuant to which the Aircraft Companies could require Flight Options to purchase the aircraft at specified values.

   Transaction Between Mr. Saltz and Brantley Capital Management, LLC

     On September 17, 2004, Peter Saltz, a member of our board of directors, made a loan to Brantley Capital Management, LLC, our investment adviser. As a result, Mr. Saltz is an “interested person” as such term is defined in the Investment Company Act. Consequently, since that date we have not met the requirement of the Investment Company Act that at least 60% of the members of our board of directors not be interested persons. We intend to correct this non-compliance promptly. However, as a result of this non-compliance, certain actions taken by us during the period of non-compliance may be voidable or void. We intend to address any such issues and to seek to take corrective action wherever possible.

Item 14. Principal Accounting Fees and Services

Audit Fees

     KPMG LLP progress billed the Company aggregate fees of $50,000 to date for the audit of the Company’s annual financial statement for the fiscal year ended December 31, 2004 and for the review of the financial statements included in the Company’s Forms 10-Q for such fiscal year, which is not yet complete.

     The following are aggregate fees billed to the Company by KPMG LLP during 2004 and 2003:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2004	December 31, 2003
Audit Fees	$50,000	$62,500
Audit-Related Fees		—
Tax Fees	2,500	15,000
All Other Fees	—	—

Total Fees	$52,500	$77,500

   Audit Fees

     Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

   Audit Related Fees

     Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

   Tax Fees

     Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees

     All other fees consist of fees for products and services other than the services reported above.

     In accordance with its charter, the audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. The audit committee limits the engagement by the Company of KPMG LLP for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. KPMG LLP and management are required to periodically report to the audit committee regarding the extent of services provided by KPMG LLP in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. During the year ending December 31, 2004, all services provided by KPMG LLP were pre-approved by the audit committee in accordance with this policy.